UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 5, 2023 (June 1, 2023)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The shareholders of SiriusPoint Ltd. (the "Company") approved the SiriusPoint Ltd. 2023 Omnibus Incentive Plan (the "2023 Plan") at the Company's annual general meeting of shareholders on June 1, 2023 (the "Annual Meeting"). The Company's Board of Directors (the "Board"), upon the recommendation of the Compensation Committee of the Board, previously approved the 2023 Plan, subject to shareholder approval. Additional information regarding the results of the Annual Meeting is set forth below in this Report under Item 5.07.

The purposes of the 2023 Plan are to promote the interests of the Company and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Under the 2023 Plan, the Company may grant: (i) performance awards; (ii) restricted shares; (iii) restricted share units; (iv) incentive share options; (v) non-qualified share options; (vi) share appreciation rights; (vii) deferred share units; (viii) other share-based awards; and (ix) dividend equivalents. Subject to the terms and conditions of the 2023 Plan, the number of common shares of the Company (“Shares”) initially available for all awards, other than substitute awards, will be the number of Shares that were available for awards under the SiriusPoint Ltd. 2013 Omnibus Incentive Plan as of the effective date of the 2023 Plan. The 2023 Plan’s share limit will be reduced by the aggregate number of Shares which become subject to outstanding awards.

The foregoing description of the 2023 Plan does not purport to be complete and is qualified in its entirety by the full text of the 2023 Plan, which is attached as Appendix B to the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on April 21, 2023 (the "Proxy Statement") and is incorporated by reference herein as Exhibit 10.1

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting on June 1, 2023.

Set forth below is a brief description of each matter voted upon at the Annual Meeting and the results of voting on each such matter. The proposals are described in more detail the Proxy Statement.

The voting results provided below take into account certain voting limitations and reallocation of voting power in accordance with the Company’s Bye-laws and as described in the Proxy Statement. In accordance with the Investor Rights Agreement between the Company and CM Bermuda Ltd. dated February 26, 2021, the voting power of CM Bermuda Ltd., its affiliates and its related persons in the Company is capped at 9.9% as described further in the Proxy Statement. Additionally, shares that are treated as “controlled shares” (as determined pursuant to sections 957 and 958 of the Internal Revenue Code of 1986, as amended) of any U.S. person (that owns shares directly or indirectly through non-U.S. entities) are limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in the Company’s Bye-laws and as further described in the Proxy Statement.

(1)    The Company's shareholders elected two Class I directors to serve until the annual general meeting of shareholders to be held in 2026, or until his or her successor has been elected and qualified or until his or her office shall otherwise be vacated pursuant to the Company's Bye-laws as set forth below.

Director Name	For	Withheld	Broker Non-Votes
Franklin (Tad) Montross, IV (Class I)	75,318,411	7,111,307	7,733,142
Peter Wei Han Tan (Class I)	78,355,538	4,074,180	7,733,142

(2)    The Company's shareholders approved, by a non-binding advisory vote, the compensation paid to the Company's named executive officers as set forth below.

For	Against	Abstain	Broker Non-Votes
60,145,076	21,968,389	316,253	7,733,142

(3)    The Company's shareholders approved the 2023 Plan as set forth below.

For	Against	Abstain	Broker Non-Votes
64,257,611	17,445,890	726,217	7,733,142

(4)    The Company's shareholders approved the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company's independent auditor to serve until the annual general meeting to be held in 2023, and the authorization of the Company's Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration as set forth below.

For	Against	Abstain	Broker Non-Votes
90,004,071	142,091	16,698	—

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	SiriusPoint Ltd. 2023 Omnibus Incentive Plan incorporated by reference to Appendix B to SiriusPoint Ltd.'s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	/s/ Jimmy Yang
	Name:	Jimmy Yang
	Title:	Interim General Counsel & Corporate Secretary